Exhibit 10.13

                   URS CORPORATION 1991 STOCK INCENTIVE PLAN:

                   CONTINGENT RESTRICTED STOCK AWARD AGREEMENT



URS Corporation, a Delaware corporation ("URS"), hereby promises to award Restricted Shares of its common stock to the recipient named below. The terms and conditions of such contingent award are set forth in this cover sheet, in the attachment and in the URS Corporation 1991 Stock Incentive Plan, as amended (the "Plan").

Date of Contingent Award:                                     December 16, 1997

Name of Recipient:                                            Kent P. Ainsworth

Recipient's Social Security Number:

Number of Shares of URS Common Stock
Covered by Contingent Award:                                  25,000

Performance Period Commencement Date:                         December 16, 1997





             By signing this cover sheet, you agree to all the terms and conditions described in the attachment and in the Plan.



Recipient:                          /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                             KENT P. AINSWORTH



URS Corporation:                    By: /s/Joseph Masters
                                    --------------------------------------------
                                           JOSEPH MASTERS
                                           Vice President and General Counsel


Attachment

                                       1.

                   URS CORPORATION 1991 STOCK INCENTIVE PLAN:

                   CONTINGENT RESTRICTED STOCK AWARD AGREEMENT



Payment for Shares

Due to legal requirements, you must pay to URS the par value of any shares you receive pursuant to this contingent award. The amount is $0.01 per share, payable by check.

Contingent Award of Shares

You are hereby contingently granted up to 25,000 Restricted Shares under the Plan (the "Maximum Number of Shares"), the exact number to be granted to be determined based on the cumulative annualized total returns to URS stockholders ("Total Returns") over the five-year period beginning on December 16, 1997 (the "Commencement Date") and ending on December 16, 2002 (such five-year period being hereafter referred to as the "Performance Period"). No shares shall be granted if Total Returns are 8.0% or less, and 100% of such shares shall be granted if Total Returns are 12.0% or more. If Total Returns are more than 8.0% but less than 12.0%, the number of shares granted shall be that percentage of the Maximum Number of Shares determined on a straight-line prorated basis between 8.0% and 12.0%.

Up to one-third of the Maximum Number of Shares shall be granted effective December 16, 2000 based on Total Returns from the Commencement Date to such date; up to two-thirds of the Maximum Number of Shares shall be granted effective December 16, 2001 based on Total Returns from the Commencement Date to such date, and up to the Maximum Number of Shares shall be granted effective December 16, 2002 based on Total Returns for the entire Performance Period. Once granted, the shares will be fully vested and will not be subject to retroactive adjustment even if Total Returns calculated as of a subsequent date are less.

Calculation of Total Returns

Total Returns shall be calculated on the basis of the difference between the closing price of a share of URS Common Stock on the New York Stock Exchange on the Commencement Date, which is agreed to be $14.0625 per share, and the Fair Market Value (as defined below) of a share of URS Common Stock (as adjusted on December 16, 2000, 2001 and 2002, respectively, or the next business day on which such exchange is opened for trading if such day is not a trading day (each a "Calculation Date"). Such difference shall be converted into an annual return on an annualized compound basis, with the resulting number being "Total Returns" for purposes of this Agreement.

"Fair Market Value" shall be equal to the closing price of a share of URS Common Stock (as adjusted below) on the New York Stock Exchange on a Calculation Date. If for any reason URS Common Stock is not traded on the New York Stock Exchange on any such date, then Fair Market Value shall be the closing price on the principal exchange on which the URS Common Stock is then traded, or as reported through the principal automated quotation system if URS Common Stock is not then traded on an exchange, or as determined in good faith by the


                                       1.

Compensation/Option Committee of the URS Board of Directors (the "Committee") in the event that URS Common Stock is not then either traded on an exchange or reported through an automated quotation system.

In the event that at any time between the Commencement Date and a Calculation Date a dividend or other distribution is declared on shares of URS Common Stock, then such dividend or other distribution shall immediately be deemed to have been reinvested in additional shares of URS Common Stock at its then Fair Market Value, and the number of shares of URS Common Stock for purposes of determining Total Returns as of a Calculation Date shall be adjusted accordingly. If such dividend or other distribution is in a form other than cash, then its cash equivalent for purposes of determining the amount of such deemed reinvestment shall be determined in good faith by the Committee.

In the event that shares of URS Common Stock are converted into or exchanged for different securities through a merger, reorganization, recapitalization or other similar transaction, then Total Returns shall be calculated on the basis of the difference between the closing price of a share of URS Common Stock on the New York Stock Exchange on the Commencement Date and the Fair Market Value of the securities into which a share of URS Common Stock has been converted or exchanged following the above principles, as applied to the particular circumstances in good faith by the Committee.

The following table  summarizes the possible grants of Shares,  assuming various
Total Returns over the Performance Period:

             Total Returns                     Restricted Shares Awarded                Projected Stock Price
                12.0%                                        25,000                             $24.7829
                11.0%                                        18,750                             $23.6961
                10.0%                                        12,500                             $22.6478
                 9.0%                                         6,250                             $21.6369
                 8.0%                                             0                             $20.6624


For purposes of calculating Total Returns, all numbers shall be rounded down to the nearest one tenth of one percent (e.g., 11.94% is rounded down to 11.9%).

Granted Shares Not Restricted

Shares granted under the foregoing provisions will be considered "Restricted Shares" under the Plan that have vested in full on the date of grant. You may sell, transfer, pledge or otherwise dispose of any such Restricted Shares. However, see "Restrictions on Resale" below.

Accelerated Grant and Forfeiture

                                       2.

If at any time during the Performance Period URS terminates your service as an employee for any reason other then Cause (as defined below) or you terminate your service as an employee of URS for Good Reason (as defined below), then any shares not previously granted to you under the terms of this Agreement as of the date of termination, up to the Maximum Number of Shares, shall be immediately granted.

If at any time during the Performance Period URS terminates your service as an employee for "Cause", then any shares not previously granted to you under the terms of this Agreement as of the date of termination shall immediately be forfeited.

For purposes of this Agreement, "Cause" and "Good Reason" shall have the same meanings assigned to such terms in your Employment Agreement with URS dated as of May 7, 1991, as the same may be amended from time-to-time.

Leaves of Absence

For purposes of this contingent award, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by URS in writing. But your service terminates when the approved leave ends, unless you immediately return to active work.

Stock Certificates

After a grant of Restricted Shares based on this contingent award has been made, a stock certificate for those shares will be issued to you (or to you and your spouse).

Voting Rights

You may vote only those shares that have been granted to you.

Withholding Taxes

No stock certificates will be issued to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of grants of shares pursuant to this contingent award.

Restrictions on Resale

By signing this Agreement, you agree not to sell any shares at a time when applicable securities or other laws or US policies prohibit a sale. This restriction will apply as long as you are an employee, director, consultant or advisor of URS (or any subsidiary).

Retention Rights

Neither your award nor this Agreement gives you the right to be retained by URS (or any subsidiaries) in any capacity. URS (and any subsidiaries) reserve the right to terminate your service at any time, with or without cause.

                                       3.

Adjustments

In the event of a stock split, a stock dividend or a similar change in URS stock, the number of Restricted Shares that are subject to this contingent award will be adjusted accordingly.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of California.

The Plan and Other Agreements

The text of the 1991 Stock Incentive Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and URS regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded.

                  By signing the cover sheet of this Agreement,
                    you agree to all the terms and conditions
                        described above and in the Plan.




                                       4.